Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR
(Form Type)

Enact Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Equity	Common Stock	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)
	Other	Guarantees	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.